UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 24, 2024

Anika Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-14027	04-3145961
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

32 Wiggins Avenue

Bedford, Massachusetts 01730

(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (781) 457-9000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	ANIK	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 24, 2024, Jeffery S. Thompson notified Anika Therapeutics, Inc. (the “Company”) of his intention to retire from the Board of Directors (the “Board”) after 13 years of dedicated service at the end of his current term. Mr. Thompson’s retirement will be effective as of the Company’s 2024 Annual Meeting of Stockholders (the "Annual Meeting"). Following Mr. Thompson’s retirement, the Board will be comprised of seven directors, and two Class I directors will be elected at the Annual Meeting.

Mr. Thompson’s decision is not due to any disagreement with the Company with respect to any matter relating to the Company’s operations, policies or practices.

In connection with Mr. Thompson’s planned retirement, John B. Henneman, III, an independent director of the Company’s Board since 2020, has been appointed Chair of the Board, effective immediately.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Anika Therapeutics, Inc.

Date: February 26, 2024	By:	/s/ Cheryl R. Blanchard
Cheryl R. Blanchard
President and Chief Executive Officer